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                                                                    Exhibit 10.2

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                               PURCHASE AGREEMENT

                                      among

                       THE NEW YORK MORTGAGE COMPANY, LLC

                          NEW YORK MORTGAGE TRUST, INC.

                             NYM PREFERRED TRUST II

                                       and

                       TABERNA PREFERRED FUNDING II, LTD.

                          Dated as of September 1, 2005

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                               PURCHASE AGREEMENT
                    ($20,000,000 Trust Preferred Securities)

     THIS PURCHASE AGREEMENT, dated as of September 1, 2005 (this "Purchase Agreement"), is entered into among The New York Mortgage Company, LLC, a New York limited liability company (the "Company"), New York Mortgage Trust Inc., a Maryland corporation (the "Parent Guarantor"), NYM Preferred Trust II, a Delaware statutory trust (the "Trust", and together with the Company and the Parent Guarantor, the "Sellers"), and Taberna Preferred Funding II, Ltd. or its assignee. (the "Purchaser").

                                   WITNESSETH:

     WHEREAS, the Trust proposes to issue and sell 20,000 Preferred Securities of the Trust, having a stated liquidation amount of $1,000 per security (the "Preferred Securities");

     WHEREAS, the entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities"), and will be used by the Trust to purchase Twenty Million Six Hundred Nineteen Thousand Dollars ($20,619,000) in principal amount of the unsecured junior subordinated notes of the Company (the "Junior Subordinated Notes");

     WHEREAS, the Preferred Securities and the Common Securities for the Trust will be issued pursuant to the Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of the Closing Date, among the Company, as depositor, JPMorgan Chase Bank, National Association, a national banking association, as property trustee (in such capacity, the "Property Trustee"), Chase Bank USA, National Association, a national banking association, as Delaware trustee (in such capacity, the "Delaware Trustee"), the Administrative Trustees named therein (in such capacities, the "Administrative Trustees") and the holders from time to time of undivided beneficial interests in the assets of the Trust; and

     WHEREAS, the Junior Subordinated Notes will be issued pursuant to a Junior Subordinated Indenture, dated as of the Closing Date (the "Indenture"), between the Company and JPMorgan Chase Bank, National Association, a national banking association, as indenture trustee (in such capacity, the "Indenture Trustee").

     NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

          1. DEFINITIONS. The Preferred Securities, the Common Securities and the Junior Subordinated Notes are collectively referred to herein as the "Securities." This Purchase Agreement, the Indenture, the Trust Agreement and the Securities are collectively referred to herein as the "Operative Documents." All other capitalized terms used but not defined in this Purchase Agreement shall have the respective meanings ascribed thereto in the Indenture.
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          2. PURCHASE AND SALE OF THE PREFERRED SECURITIES.

          (a) The Sellers agree to sell to the Purchaser, and the Purchaser agrees to purchase from the Sellers the Preferred Securities for an amount (the "Purchase Price") equal to Twenty Million Dollars ($20,000,000). The Purchaser shall be responsible for the rating agency costs and expenses. The Sellers shall use the Purchase Price, together with the proceeds from the sale of the Common Securities, to purchase the Junior Subordinated Notes.

          (b) Delivery or transfer of, and payment for, the Preferred Securities shall be made at 11:00 A.M. Eastern Standard time (11:00 A.M. New York time), on September 1, 2005 (such date and time of delivery and payment for the Preferred Securities being herein called the "Closing Date"). The Preferred Securities shall be transferred and delivered to the Purchaser against the payment of the Purchase Price to the Sellers made by wire transfer in immediately available funds on the Closing Date to a U.S. account designated in writing by the Company at least two business days prior to the Closing Date.

          (c) Delivery of the Preferred Securities shall be made at such location, and in such names and denominations, as the Purchaser shall designate at least two business days in advance of the Closing Date. The Company and the Trust agree to have the Preferred Securities available for inspection and checking by the Purchaser not later than 2:00 P.M., Eastern Standard time, on the business day prior to the Closing Date or at such other time and place agreed to by the Sellers and the Purchaser. The closing for the purchase and sale of the Preferred Securities shall occur at the offices of DLA Piper Rudnick Gray Cary US LLP, 1221 S. Mopac Expressway, Suite 400, Austin, Texas 78746, or such other place as the parties hereto shall agree.

          3. CONDITIONS. The obligations of the parties under this Purchase Agreement are subject to the following conditions:

          (a) The representations and warranties contained herein shall be accurate as of the date of delivery of the Preferred Securities.

          (b) The Purchaser shall have sold securities issued by it in such an amount that the net proceeds therefrom shall be available on the Closing Date and shall be sufficient to purchase the Preferred Securities and all other preferred securities contemplated in agreements similar to this Agreement.

          (c) Hunton & Williams LLP, counsel for the Company and the Trust (the "Company Counsel"), shall have delivered an opinion, dated the Closing Date, addressed to the Purchaser and JPMorgan Chase Bank, National Association, in substantially the form set out in Annex A-I hereto and (ii) the Company shall have furnished to the Purchaser a certificate signed by the Company's Chief Executive Officer, President, an Executive Vice President, Chief Financial Officer, Treasurer or Assistant Treasurer, dated the Closing Date, addressed to the Purchaser, in substantially the form set out in Annex A-II hereto. In rendering their opinion, the Company Counsel may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of the Parent Guarantor, the Company and the Trust and by government officials and by and upon such other documents as such counsel may, in their


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reasonable opinion, deem appropriate as a basis for the Company Counsel's opinion. The Company Counsel may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction. If the Company Counsel is not admitted to practice in the State of New York, the opinion of the Company Counsel may assume, for purposes of the opinion, that the laws of the State of New York are substantively identical, in all respects material to the opinion, to the internal laws of the state in which such counsel is admitted to practice. Such Company Counsel Opinion shall not state that they are to be governed or qualified by, or that they are otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

          (d) The Purchaser shall have been furnished the opinion of DLA Piper Rudnick Gray Cary US LLP, special tax counsel for the Purchaser, dated the Closing Date, addressed to the Purchaser, the Company and JPMorgan Chase Bank, National Association, in substantially the form set out in Annex B hereto.

          (e) The Purchaser shall have received the opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Delaware Trustee, dated the Closing Date, addressed to the Purchaser, JPMorgan Chase Bank, National Association, the Delaware Trustee and the Company, in substantially the form set out in Annex C hereto.

          (f) The Purchaser shall have received the opinion of Gardere Wynne Sewell LLP, special counsel for the Property Trustee and the Indenture Trustee, dated the Closing Date, addressed to the Purchaser and the Company, in substantially the form set out in Annex D hereto.

          (g) The Purchaser shall have received the opinion of Richards, Layton & Finger, P.A., special Delaware counsel for the Delaware Trustee, dated the Closing Date, addressed to the Purchaser, the Company and JPMorgan Chase Bank, National Association, in substantially the form set out in Annex E hereto.

          (h) The Company shall have furnished to the Purchaser a certificate of the Company, signed by the Chief Executive Officer, President or an Executive Vice President, and Chief Financial Officer, Treasurer or Assistant Treasurer of the Company, and the Trust shall have furnished to the Purchaser a certificate of the Trust, signed by an Administrative Trustee of the Trust, in each case dated the Closing Date, and, in the case of the Company, as to (i) below.

               (i) since March 31, 2005 (the date of the latest financial statements), there has been no material adverse change in the condition (financial or other), earnings, business or assets of the Company and its subsidiaries, whether or not arising from transactions occurring in the ordinary course of business.

          (i) The Parent Guarantor and the Company shall have executed the Parent Guarantee Agreement and delivered same to JPMorgan Chase Bank, National Association, as Guarantee Trustee.


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          (j) Prior to the Closing Date, the Company and the Trust shall have furnished to the Purchaser and its counsel such further information, certificates and documents as the Purchaser or its counsel may reasonably request.

     Each certificate signed by any trustee of the Trust or any officer of the Company or the Parent Guarantor and delivered to the Purchaser or the Purchaser's counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Trust, the Parent Guarantor and/or the Company, as the case may be, and not by such trustee or officer in any individual capacity.

          4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE TRUST. The Company and the Trust, as applicable, jointly and severally represent and warrant to, and agree with the Purchaser, as follows:

          (a) Neither the Company nor the Trust, nor any of their "Affiliates" (as defined in Rule 501(b) of Regulation D ("Regulation D") under the Securities Act (as defined below)), nor any person acting on its or their behalf, has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act of 1933, as amended (the "Securities Act").

          (b) Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Securities.

          (c) Neither the Company nor the Trust, nor any of their Affiliates, nor any person acting on its or their behalf, has engaged, or will engage, in any "directed selling efforts" within the meaning of Regulation S under the Securities Act with respect to the Securities.

          (d) Neither the Company nor the Trust is, and, immediately following consummation of the transactions contemplated hereby and the application of the net proceeds therefrom, will not be, an "investment company" within the meaning of section 3(a) of the Investment Company Act.

          (e) Neither the Company nor the Trust has paid or agreed to pay to any person any compensation for soliciting another to purchase any of the Securities, except for the Preferred Securities Commission and/or the sales commission in the amount of $600,000 the Company has agreed to pay to Cohen Bros. & Company pursuant to that certain letter agreement dated July 26, 2005 between the Company and Cohen Bros. & Company.

          (f) The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C.
Section 3801, et seq. (the "Statutory Trust Act") with all requisite power and authority to own property and to conduct the business it transacts and proposes to transact and to enter into and perform its obligations under the Operative Documents to which it is a party. The Trust is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is


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necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business or assets of the Trust, whether or not occurring in the ordinary course of business. The Trust is not a party to or otherwise bound by any agreement other than the Operative Documents. The Trust is and will be, under current law, classified for federal income tax purposes as a grantor trust and not as an association or publicly traded partnership taxable as a corporation.

          (g) The Trust Agreement has been duly authorized by the Company and, on the Closing Date specified in Section 2(b), will have been duly executed and delivered by the Company and the Administrative Trustees of the Trust, and, assuming due authorization, execution and delivery by the Property Trustee and the Delaware Trustee, will be a legal, valid and binding obligation of the Company and the Administrative Trustees, enforceable against them in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity. Each of the Administrative Trustees of the Trust is an employee of the Company and has been duly authorized by the Company to execute and deliver the Trust Agreement.

          (h) The Indenture has been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Indenture Trustee, will be a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.

          (i) The Preferred Securities and the Common Securities have been duly authorized by the Trust and, when issued and delivered against payment therefor on the Closing Date in accordance with this Purchase Agreement, in the case of the Preferred Securities, and in accordance with the Common Securities Subscription Agreement, in the case of the Common Securities, will be validly issued, fully paid and non-assessable and will represent undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement, enforceable against the Trust in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity. The issuance of the Securities is not subject to any preemptive or other similar rights. On the Closing Date, all of the issued and outstanding Common Securities will be directly owned by the Company free and clear of any pledge, security interest, claim, lien or other encumbrance of any kind (each, a "Lien").

          (j) The Junior Subordinated Notes have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered to the Indenture Trustee for authentication in accordance with the Indenture and, when authenticated in the manner provided for in the Indenture and delivered to the Trust against payment therefor in accordance with the Junior Subordinated Note Purchase Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity.


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          (k) This Purchase Agreement has been duly authorized, executed and delivered by the Company, the Parent Guarantor and the Trust.

          (l) Neither the issue and sale of the Common Securities, the Preferred Securities or the Junior Subordinated Notes, nor the purchase of the Junior Subordinated Notes by the Trust, nor the execution and delivery of and compliance with the Operative Documents by the Company or the Trust, nor the consummation of the transactions contemplated herein or therein, (i) will conflict with or constitute a violation or breach of the Trust Agreement or the charter or bylaws of the Company or any subsidiary of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over the Trust or the Company or any of its subsidiaries or their respective properties or assets (collectively, the "Governmental Entities"), (ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of the Trust, the Company or any of the Company's subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) the Trust, the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or (B) to which any of the property or assets of any of them is subject, or any judgment, order or decree of any court, Governmental Entity or arbitrator, except, in the case of this clause (ii), for such conflicts, breaches, violations, defaults, Repayment Events (as defined below) or Liens which (X) would not, singly or in the aggregate, materially adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business, liabilities and assets (taken as a whole) or business prospects of the Company and its subsidiaries taken as a whole, whether or not occurring in the ordinary course of business (a "Material Adverse Effect") or (iii) require the consent, approval, authorization or order of any court or Governmental Entity. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust or the Company or any of its subsidiaries prior to its scheduled maturity.

          (m) The Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of New York, with all requisite limited liability company power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

          (n) The Company has no subsidiaries that are material to its business, financial condition or earnings other than those subsidiaries listed in Schedule 1 attached hereto (collectively, the "Significant Subsidiaries"). Each Significant Subsidiary has been duly incorporated, organized or formed, as applicable, and is validly existing as a corporation or limited liability company, as applicable in good standing under the laws of the jurisdiction in


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which it is chartered or organized, with all requisite corporate or limited liability company, as applicable power and authority to own, lease and operate its properties and conduct the business it transacts and proposes to transact. Each Significant Subsidiary is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

          (o) Each of the Trust, the Company and each of the Company's subsidiaries hold all necessary approvals, authorizations, orders, licenses, consents, registrations, qualifications, certificates and permits (collectively, the "Governmental Licenses") of and from Governmental Entities necessary to conduct their respective businesses as now being conducted, and neither the Trust, the Company nor any of the Company's subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Government License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure of such Governmental Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and the Company and its subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.

          (p) All of the issued and outstanding membership interests, shares of capital stock of the Company and each of its subsidiaries, as applicable, is validly issued, fully paid and non-assessable; all of the issued and outstanding capital stock of each subsidiary of the Company is owned by the Company, directly or through subsidiaries, free and clear of any Lien, claim or equitable right; and none of the issued and outstanding capital stock of the Company or any subsidiary was issued in violation of any preemptive or similar rights arising by operation of law, under the charter or by-laws of such entity or under any agreement to which the Company or any of its subsidiaries is a party, except where such issuance would not, singly or in the aggregate, have a Material Adverse Effect.

          (q) Neither the Parent Guarantor, Company nor any subsidiary is (i) in violation of its respective charter or by-laws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Parent Guarantor, Company or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except where such violation or default would not, singly or in the aggregate, have a Material Adverse Effect.

          (r) There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to the knowledge of the Sellers after due inquiry, threatened against or affecting the Sellers or any of the their subsidiaries, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, materially adversely affect the consummation of the transactions contemplated by


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the Operative Documents or have a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Sellers or any of their subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not expected to cause a Material Adverse Effect.

          (s) The accountants of the Sellers who certified the Financial Statements (as defined below) are independent public accountants of the Sellers and their subsidiaries within the meaning of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder.

          (t) The audited consolidated financial statements (including the notes thereto) and schedules of the Parent Guarantor and its consolidated subsidiaries for the fiscal year ended December 31, 2004 (the "Financial Statements") and the interim unaudited consolidated financial statements of the Parent Guarantor and its consolidated subsidiaries (including the Company) for the quarter ended March 31, 2005 (the "Interim Financial Statements") provided to the Purchaser are the most recent available audited and unaudited consolidated financial statements of the Parent Guarantor and its consolidated subsidiaries, respectively, and fairly present in all material respects, in accordance with U.S. generally accepted accounting principles, the financial position of the Parent Guarantor and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified, subject, in the case of Interim Financial Statements, to year-end adjustments (which are expected to consist solely of normal recurring adjustments). Such consolidated financial statements and schedules have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved (except as otherwise noted therein).

          (u) None of the Trust, the Company, the Parent Guarantor nor any of their subsidiaries, to their knowledge, has any liability, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Sellers or their respective subsidiaries that could give rise to any such liability) that, singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect, except for (i) liabilities set forth in the Financial Statements or the Interim Financial Statements and (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Sellers and their subsidiaries since the date of the most recent balance sheet included in such Financial Statements.

          (v) Since the respective dates of the Financial Statements and the Interim Financial Statements, there has not been (A) any Material Adverse Effect or (B) any dividend or distribution of any kind declared, paid or made by the Company or the Parent Guarantor on any class of their respective capital stock other than regular quarterly dividends on the Parent Guarantor's common stock.


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          (w) The documents of the Parent Guarantor filed with the Commission in accordance with the Exchange Act, from and including the commencement of the fiscal year covered by the Guarantor's most recent Annual Report on Form 10-K, at the time they were filed by the Parent Guarantor with the Commission (collectively, the "1934 Act Reports"), complied, and will comply, in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, at the date of this Purchase Agreement and on the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and other than such instruments, agreements, contracts and other documents as have been filed as exhibits to the Parent Guarantor's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, there are no instruments, agreements, contracts or documents of a character described in Item 601 of Regulation S-K promulgated by the Commission to which the Parent
Guarantor or any of its subsidiaries is a party. The Parent Guarantor is in compliance with all currently applicable requirements of the Exchange Act that were added by the Sarbanes-Oxley Act of 2002.

          (x) No labor dispute with the employees of the Trust, the Company or any of its subsidiaries exists or, to the knowledge of the executive officers of the Trust or the Company, is imminent, except those which would not, singly or in the aggregate, have a Material Adverse Effect.

          (y) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Trust or the Company of their respective obligations under the Operative Documents, as applicable, or the consummation by the Trust and the Company of the transactions contemplated by the Operative Documents.

          (z) Each of the Trust, the Company, the Parent Guarantor and each subsidiary thereof has good and marketable title to all of its respective real and personal properties, in each case free and clear of all Liens and defects, except for those that would not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases under which the Trust, the Parent Guarantor, the Company or any subsidiary thereof holds properties are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and none of the Trust, the Company, the Parent Guarantor or any subsidiary thereof has any notice of any claim of any sort that has been asserted by anyone adverse to the rights thereof under any such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect.

          (aa) Commencing with its taxable year ended December 31, 2004, the Parent Guarantor has been, and upon the completion of the transactions contemplated hereby, the Parent Guarantor will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a "REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Parent Guarantor's


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proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification to be lost. The Parent Guarantor expects to continue to be organized and to operate in a manner so as to qualify as a REIT in the taxable year ending December 31, 2005.

          (bb) The Company and the Parent Guarantor and each of the Significant Subsidiaries thereof have timely and duly filed all Tax Returns required to be filed by them or have obtained a valid extension for such filing, and all such Tax Returns are true, correct and complete in all material respects. They have timely and duly paid in full all material Taxes required to be paid by them (whether or not such amounts are shown as due on any Tax Return). There are no federal, state, or other Tax audits or deficiency assessments proposed or pending with respect to the Company, the Parent Guarantor or any of the Significant Subsidiaries, and no such audits or assessments are threatened. As used herein, the terms "Tax" or "Taxes" mean (i) all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Governmental Entity, and (ii) all liabilities in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by contract. As used herein, the term "Tax Returns" means all federal, state, local, and foreign Tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto filed or required to be filed with any Governmental Entity.

          (cc) The Trust will not be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Notes, interest payable by the Company on the Junior Subordinated Notes will be deductible by the Company, in whole or in part, for United States federal income tax purposes, and the Trust is not, or will not be within ninety (90) days of the date hereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges. There are no rulemaking or similar proceedings before the United States Internal Revenue Service or comparable federal, state, local or foreign government bodies which involve or affect the Company or any subsidiary, which, if the subject of an action unfavorable to the Company or any subsidiary, could result in a Material Adverse Effect.

          (dd) The books, records and accounts of the Sellers accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations thereof.

          (ee) The Parent Guarantor, Company and the Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts in all material respects as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions contemplated hereby including but not limited to, real or personal property owned or leased against theft, damage, destruction, act of vandalism and all other risks customarily insured against. All policies of insurance and fidelity or surety bonds insuring the Parent Guarantor, Company or any of the Significant Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. The Parent Guarantor, Company and each of the subsidiaries are in compliance with the terms of such policies and instruments in all material respects. Neither the Parent Guarantor, Company nor any Significant Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Within the past twelve months, neither the Parent Guarantor, Company nor any Significant Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

          (ff) Neither the Parent Guarantor, Company and their subsidiaries, nor any person acting on behalf thereof including, without limitation, any director, officer, agent or employee has not, directly or indirectly, while acting on their or its behalf (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity;
(ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment in each case except where to do so would not, singly or in the aggregate, have a Material Adverse Effect.

          (gg) The information provided by the Sellers pursuant to this Purchase Agreement and the transactions contemplated hereby does not, as of the date hereof, and will not as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (hh) Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) the Parent Guarantor, Company and its subsidiaries have been and are in compliance with applicable Environmental Laws (as defined below), (ii) none of the Parent Guarantor, Company, any of its subsidiaries or, to the best of the Parent Guarantor's or the Company's knowledge, any other owners of any of the real properties currently owned, leased or operated by the Company (the "Properties") at any time or any other party, has at any time released (as such term is defined in CERCLA (as defined below)) or otherwise disposed of Hazardous Materials (as defined below) on, to, in, under or from the Properties or any other real properties previously owned, leased or operated by the Parent Guarantor, Company or any of its subsidiaries,
(iii) neither the Parent Guarantor, Company nor any of its subsidiaries intends to use the Properties or any subsequently acquired properties, other than in compliance with applicable Environmental Laws, (iv) neither the Parent Guarantor, Company nor any of its subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law with respect to the Properties, any other real properties previously owned, leased or operated by the Parent Guarantor, Company or any of its subsidiaries, or their respective assets or arising out of the conduct of the Parent Guarantor, Company or its subsidiaries, (v) none of the Properties are included or, to the best of the Parent Guarantor's or Company's knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or, to the best of the Parent Guarantor's or Company's knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental Entity,

(vi) none of the Parent Guarantor, Company, any of its subsidiaries or agents or, to the best of their knowledge, any other person or entity for whose conduct any of them is or may be held responsible, has generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced or processed any Hazardous Material at any of the Properties, except in compliance with all applicable Environmental Laws, and has not transported or arranged for the transport of any Hazardous Material from the Properties or any other real properties previously owned, leased or operated by the Parent Guarantor, Company or any of its subsidiaries to another property, except in compliance with all applicable Environmental Laws, (vii) no lien has been imposed on the Properties by any Governmental Entity in connection with the presence on or off such Property of any Hazardous Material, and (viii) none of the Parent Guarantor, Company, any of its subsidiaries or, to the best of the their knowledge, any other person or entity for whose conduct any of them is or may be held responsible, has entered into or been subject to any consent decree, compliance order, or administrative order with respect to the Properties or any facilities or improvements or any operations or activities thereon.

          (ii) As used herein, "Hazardous Material" shall include, without limitation, any flammable materials, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances or related materials, asbestos, petroleum, petroleum products and any hazardous material as defined by any federal, state or local environmental law, statute, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 ("CERCLA"), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 5101-5127, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, and any analogous state laws, as any of the above may be amended from time to time and in the regulations promulgated pursuant to each of the foregoing (including environmental statutes and laws not specifically defined herein) (individually, an "Environmental Law" and collectively, the "Environmental Laws") or by any Governmental Entity.

          5. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to, and agrees with, the Company and the Trust as follows:

          (a) The Purchaser is aware that the Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States, or to "U.S. persons" (as defined in Regulation S under the Securities Act), except in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

          (b) The Purchaser is an "accredited investor," as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

          (c) Neither the Purchaser, nor any of the Purchaser's affiliates, nor any person acting on the Purchaser's or the Purchaser's Affiliate's behalf has engaged, or will engage, in any form of "general solicitation or general advertising" (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Preferred Securities.

          (d) The Purchaser understands and acknowledges that (i) no public market exists for any of the Securities and that it is unlikely that a public market will ever exist for the Securities, (ii) the Purchaser is purchasing the Securities for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Securities pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and the Purchaser agrees to the legends and transfer restrictions applicable to the Securities contained in the Indenture, and (iii) the Purchaser has had the opportunity to ask questions of, and receive answers and request additional information from, the Company and is aware that it may be required to bear the economic risk of an investment in the Securities.

          (e) The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized with all requisite (i) power and authority to execute, deliver and perform the Operative Documents to which it is a party, to make the representations and warranties specified herein and therein and to consummate the transactions contemplated herein and (ii) right and power to purchase the Securities.

          (f) This Purchase Agreement has been duly authorized, executed and delivered by the Purchaser and no filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any governmental body, agency or court having jurisdiction over the Purchaser, other than those that have been made or obtained, is necessary or required for the performance by the Purchaser of its obligations under this Purchase Agreement or to consummate the transactions contemplated herein.

          (g) The Purchaser is a "Qualified Purchaser" as such term is defined in Section 2(a)(51) of the Investment Company Act.

          6. COVENANTS AND AGREEMENTS OF THE COMPANY AND THE TRUST. The Sellers jointly and severally agree with the Purchaser as follows:

          (a) The Company and the Trust will arrange for the qualification of the Preferred Securities for sale under the laws of such jurisdictions as the Purchaser may designate in writing and will maintain such qualifications in effect so long as required for the sale of the Preferred Securities. The Sellers, as the case may be, will promptly advise the Purchaser in writing of the receipt by the Sellers, as the case may be, of any notification with respect to the suspension of the qualification of the Preferred Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (b) Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates to, nor will either of them permit any person acting on its or their behalf (other than the Purchaser) to, resell any Preferred Securities that have been acquired by any of them.

          (c) Neither the Company nor the Trust will, nor will either of them permit any of their Affiliates or any person acting on their behalf to, engage in any "directed selling efforts" within the meaning of Regulation S under the Securities Act with respect to the Securities.

          (d) Neither the Company nor the Trust will, nor will either of them permit any of their Affiliates or any person acting on their behalf to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of any of the Securities under the Securities Act.

          (e) Neither the Company nor the Trust will, nor will either of them permit any of its Affiliates or any person acting on their behalf to, engage in any form of "general solicitation or general advertising" (within the meaning of Regulation D) in connection with any offer or sale of the any of the Securities.

          (f) So long as any of the Securities are outstanding, (i) the Securities shall not be listed on a national securities exchange registered under section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system and (ii) neither the Company nor the Trust shall be an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under section 8 of the Investment Company Act, and, the Securities shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3).

          (g) Each of the Company and the Trust shall furnish to (i) the holders, and subsequent holders of the Preferred Securities, (ii) Taberna Capital Management, LLC (at 450 Park Avenue, 23rd Floor, New York, New York 10022, or such other address as designated by Taberna Capital Management, LLC) and (iii) any beneficial owner of the Securities reasonably identified to the Company and the Trust (which identification may be made by either such beneficial owner or by Taberna Capital Management, LLC), a duly completed and executed certificate in the form attached hereto as Annex F, including the financial statements referenced in such Annex, which certificate and financial statements shall be so furnished by the Company and the Trust not later than forty five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company and not later than ninety (90) days after the end of each fiscal year of the Company.

          (h) Each of the Company and the Trust will, during any period in which it is not subject to and in compliance with section 13 or 15(d) of the Exchange Act, or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, shall provide to each holder of the Securities and to each prospective purchaser (as designated by such holder) of the Securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act. If the Company and the Trust are required to register under the Exchange Act, such reports filed in compliance with Rule 12g3-2(b) shall be sufficient information as required above. This covenant is intended to be for the benefit of the Purchaser, the holders of the

Securities, and the prospective purchasers designated by the Purchaser and such holders, from time to time, of the Securities.

          (i) Neither the Company nor the Trust will, until one hundred eighty
(180) days following the Closing Date, without the Purchaser's prior written consent, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly, (i) any Preferred Securities or other securities substantially similar to the Preferred Securities other than as contemplated by this Purchase Agreement or (ii) any other securities convertible into, or exercisable or exchangeable for, any Preferred Securities or other securities substantially similar to the Preferred Securities; provided, for the avoidance of doubt, that no such consent shall be required (a) if such other securities have a different maturity date, interest rate and other terms than those of the Preferred Securities or (b) if, after giving effect to any such offer, sale or option, the offer, sale or option of such other securities shall not result in the required registration of the sale of the Preferred Securities as contemplated herein.

          (j) The Parent Guarantor will use all commercially reasonable efforts to meet the requirements to qualify as a REIT under Sections 856 through 860 of the Code, effective for the taxable year ending December 31, 2005 (and each fiscal quarter of such year) and succeeding taxable years.

          (k) The Sellers shall not identify the Purchaser or Taberna Capital Management, LLC or Cohen Bros. & Company in a press release or any other public statement without the consent of Cohen Bros. & Company, Purchaser or Taberna Capital Management, LLC, as applicable; provided, that Sellers shall not be prohibited from making any public disclosure that it deems, upon advice of counsel, to be necessary or advisable in order to comply with the requirements of the federal securities laws.

          (l) Purchaser and each successor to Purchaser's interest in the Preferred Securities is granted the right under the Indenture and Amended and Restated Trust Agreement to request the substitution of new notes for all or a portion of the Junior Subordinated Notes held by the Trust. The Trust is required under the terms of the Indenture and Amended and Restated Trust Agreement to accept such newly issued notes (the "Replacement Notes") and surrender a like amount of Junior Subordinated Notes to Depositor. The Replacement Notes shall bear terms identical to the Junior Subordinated Notes with the sole exception of interest payment dates (and corresponding redemption date and maturity date), which will be specified by Purchaser or applicable successor. In no event will the interest payment dates (and corresponding redemption date and maturity date) on the Replacement Notes vary by more than sixty (60) calendar days from the original interest payment dates (and corresponding redemption date and maturity date) under the Junior Subordinated Notes.

          Each of the Parent Guarantor, the Company and the Trust acknowledges and agrees that, to the extent of the principal amount of the Replacement Notes issued to the Trust under the Indenture, Purchaser (and each successor to Purchaser's interest in the Preferred Securities) will require the Trust to issue a new series of Preferred Securities having a principal amount related to the principal amount of the Replacement Notes (the "Replacement Securities") to designated holders of Preferred Securities, provided that any such Replacement Securities, and any distributions from the Trust to the holders of Replacement Securities, must relate solely to the Trust's interest in the Replacement Notes and in no event will the Preferred Securities other than the Replacement Securities share in the returns from any Replacement Notes. The Replacement Securities shall have payment dates (and corresponding redemption date and maturity date) that relate to the Replacement Notes.

          Each of the Parent Guarantor, the Company and the Trust agrees to cooperate with all reasonable requests of Purchaser in connection with any of the foregoing, provided that no action requested of the Parent Guarantor, the Company or the Trust in connection with such cooperation shall materially increase the obligations or materially decrease the rights of the Parent Guarantor or the Company pursuant to such documents.

          7. PAYMENT OF EXPENSES. The Company, as depositor of the Trust, agrees to pay all costs and expenses incident to the performance of the obligations of the Company and the Trust under this Purchase Agreement, whether or not the transactions contemplated herein are consummated or this Purchase Agreement is terminated, including all costs and expenses incident to (i) the authorization, issuance, sale and delivery of the Preferred Securities and any taxes payable in connection therewith; (ii) the fees and expenses of qualifying the Preferred Securities under the securities laws of the several jurisdictions as provided in
Section 6(b); (iii) the fees and expenses of the counsel, the accountants and any other experts or advisors retained by the Company or the Trust; (iv) the fees and all reasonable expenses of the Property Trustee, the Delaware Trustee, the Indenture Trustee and any other trustee or paying agent appointed under the Operative Documents, including the fees and disbursements of counsel for such trustees, which fees shall not exceed a $2,000 acceptance fee, $3,500 for the fees and expenses of Richards, Layton & Finger, P.A., special Delaware counsel retained by the Delaware Trustee in connection with the Closing, and $4,000 in administrative fees annually; and (vi) $20,000 for the fees and expenses of DLA Piper Rudnick Gray Cary US LLP, special counsel retained by the Purchaser.

          If the sale of the Preferred Securities provided for in this Purchase Agreement is not consummated because any condition set forth in Section 3 hereof to be satisfied by either the Company or the Trust is not satisfied, because this Purchase Agreement is terminated pursuant to Section 9 or because of any failure, refusal or inability on the part of the Company or the Trust to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by the Purchaser, the Company will reimburse the Purchaser upon demand for all reasonable out-of-pocket expenses (including the fees and expenses of each of the Purchaser's counsel specified in subparagraphs (v) and (vi) of the immediately preceding paragraph) that shall have been incurred by the Purchaser in connection with the proposed purchase and sale of the Preferred Securities. The Company shall not in any event be liable to the Purchaser for the loss of anticipated profits from the transactions contemplated by this Purchase Agreement.

          8. INDEMNIFICATION. (a) The Sellers agree, jointly and severally, to indemnify and hold harmless Cohen Bros. & Company, the Purchaser and Taberna Capital Management, LLC (collectively, the "Indemnified Parties") and the Indemnified Parties' respective directors, officers, employees and agents and each person, if any, who controls the

Indemnified Parties within the meaning of the Securities Act, or the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act") against any losses, claims, damages or liabilities, joint or several, to which the Indemnified Parties may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are connected with the execution and delivery by the Sellers, and the consummation thereby of the transactions contemplated by, this Purchase Agreement or any other Operative Document. Sellers agree, jointly and severally, to reimburse the Indemnified Parties for any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such loss, claim, damage or liability or action arising out of or being connected with the execution and delivery by the Sellers, and the consummation by the Sellers of the transactions contemplated by, this Purchase Agreement or the other Operative Documents. This indemnity agreement will be in addition to any liability that any of the Sellers may otherwise have.

          (b) The Company agrees to indemnify the Trust against all loss, liability, claim, damage and expense whatsoever due from the Trust under paragraph (a) above.

          (c) Promptly after receipt by an Indemnified Party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) above unless and to the extent that such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) above. Purchaser shall be entitled to appoint counsel to represent the Indemnified Party in any action for which indemnification is sought. An indemnifying party may participate at its own expense in the defense of any such action; provided, that counsel to the indemnifying party shall not (except with the consent of the Indemnified Party) also be counsel to the Indemnified Party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

          9. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company and the Trust or their respective officers or trustees and of the Purchaser set forth in or made pursuant to this Purchase Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchaser, the Company or the Trust or any of the their respective officers, directors, trustees or controlling persons, and will survive delivery of and payment for the Preferred Securities. The provisions of Sections 7 and 8 shall survive the termination or cancellation of this Purchase Agreement.

          10. AMENDMENTS. This Purchase Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.

          11. NOTICES.

          (a) Any communication shall be given by letter or facsimile, in the case of notices to the Issuer, to it at:

               NYM Preferred Trust II
               c/o The New York Mortgage Company, LLC
               1301 Avenue of the Americas
               New York, New York 10019
               Facsimile: (212) 621-4525
               Attention: Michael Wirth

in the case of notices to the Sponsor, to it at:

               The New York Mortgage Company, LLC
               1301 Avenue of the Americas
               New York, New York 10019
               Facsimile: (212) 621-4525
               Attention: Michael Wirth

With a copy to:

               Hunton & Williams, LLP
               Riverfront Plaza, East Tower
               951 East Byrd Street
               Richmond, Virginia 23219-4074
               Facsimile: (804) 788-8218
               Attention: Daniel M. LeBey

and in the case of notices to the Purchaser, to it at:

               Taberna Preferred Funding II, Ltd.
               c/o Taberna Capital Management, LLC
               450 Park Avenue, 23rd Floor
               New York, New York 10022
               Facsimile: (212) 735-1499
               Attention: Mitchell Kahn

with a copy to:

               DLA Piper Rudnick Gray Cary US LLP
               1221 S. Mopac Expressway, Suite 400
               Austin, TX 78746
               Facsimile: (512) 457-7001
               Attention: David B. Jones

          (b) Any such communication shall take effect, in the case of a letter, at the time of delivery and in the case of facsimile, at the time of dispatch.

          (c) Any communication not by facsimile shall be confirmed by letter but failure to send or receive the letter of confirmation shall not invalidate the original communication.

          12. SUCCESSORS AND ASSIGNS. This Purchase Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or mentioned in this Purchase Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 hereof and their successors, assigns, heirs and legal representatives, any right or obligation hereunder. None of the rights or obligations of the Company or the Trust under this Purchase Agreement may be assigned, whether by operation of law or otherwise, without the Purchaser's prior written consent. The rights and obligations of the Purchaser under this Purchase Agreement may be assigned by the Purchaser without the Company's or the Trust's consent; provided that the assignee assumes the obligations of the Purchaser under this Purchase Agreement.

          13. APPLICABLE LAW. THIS PURCHASE AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

          14. SUBMISSION TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS PURCHASE AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS PURCHASE AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS PURCHASE AGREEMENT.

          15. COUNTERPARTS AND FACSIMILE. This Purchase Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Purchase Agreement may be executed by any one or more of the parties hereto by facsimile.

     IN WITNESS WHEREOF, this Purchase Agreement has been entered into as of the date first written above.

                                        THE NEW YORK MORTGAGE COMPANY, LLC


                                        By: /s/ Michael I. Wirth
                                            ------------------------------------
                                        Name: Michael I. Wirth
                                        Title: Chief Financial Officer


                                        NYM PREFERRED TRUST II


                                        By: The New York Mortgage Company, LLC,
                                        as Depositor


                                        By: /s/ Michael I. Wirth
                                            ------------------------------------
                                        Name: Michael I. Wirth
                                        Title: Chief Financial Officer


                                        TABERNA PREFERRED FUNDING II, LTD.


                                        By: /s/ David Egglishaw
                                            ------------------------------------
                                        Name: David Egglishaw
                                        Title: Director

                                        NEW YORK MORTGAGE TRUST, INC.


                                        By: /s/ Michael I. Wirth
                                            ------------------------------------
                                        Name: Michael I. Wirth
                                        Title: Chief Financial Officer


                                       F-1